Exhibit 99.3

FORMSCAPE GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED 30 APRIL 2006

CONTENTS

INDEPENDENT AUDITOR’S REPORT

CONSOLIDATED PROFIT AND LOSS ACCOUNT

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

CONSOLIDATED BALANCE SHEET

CONSOLIDATED CASH FLOW STATEMENT

NOTES TO THE FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Formscape Group Limited

We have audited the consolidated balance sheet of FormScape Group Limited (the Group) as of 30 April 2006 and 2005 and the consolidated profit and loss account, consolidated statement of total recognised gains and losses, and consolidated cash flow for the years then ended. These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FormScape Group Limited as of 30 April 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the consolidated financial statements.

/s/ PKF

PKF

Certified Public Accountants

A Professional Corporation

New York, NY

September 29, 2006, except for the last paragraph of note 14 and note 24 as to which the date is October 13, 2006.

FORMSCAPE GROUP LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

YEAR ENDED 30 APRIL

		2006	2005
	Note	£	£
Turnover	2	10,596,025	13,079,324
Cost of sales	3	(642,351)	(699,517)

Gross profit		9,953,674	12,379,807
Operating expenses	3	(10,293,187)	(11,647,549)

Operating (loss)/profit		(339,513)	732,258
Interest receivable and similar income	4	11,169	32,663
Interest payable and similar charges	5	(427,894)	(74,935)

(Loss)/profit on ordinary activities before tax	6	(756,238)	689,986
Taxation	9	156,749	(74,934)

(Loss)/profit after tax for the financial year		(599,489)	615,052
Redemption Premium on Preference Shares		—	(305,067)

Retained (loss)/profit for the year	16	(599,489)	309,985

All amounts in the statutory period relate to continuous operations.

The notes on pages 6 to 20 form part of these financial statements.

FORMSCAPE GROUP LIMITED

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

YEAR ENDED 30 APRIL

		2006	2005
	Note	£	£
(Loss)/profit for the financial year		(599,489)	309,985

Currency translation differences on foreign currency net of investments	16	(48,649)	9,800

Total recognised (losses)/gains relating to the year		(648,138)	319,785

The notes on pages 6 to 20 form part of these financial statements.

FORMSCAPE GROUP LIMITED

CONSOLIDATED BALANCE SHEET

AS AT 30 APRIL

		2006		2005
	Note	£	£	£	£
Fixed assets
Intangible Assets	10		5,709,470		5,709,470
Tangible assets	11		451,496		484,575

			6,160,966		6,194,045
Current assets
Debtors	13	2,392,487		2,575,636
Cash at bank and in hand		436,548		982,707

		2,829,035		3,558,343
Creditors - amounts falling due within one year	14	(2,778,432)		(1,967,956)

Net current assets			50,603		1,590,387

Total assets less current liabilities			6,211,569		7,784,432
Creditors - amounts falling due after more than one year	14		(186,399)		(237,379)
Deferred Income			(3,363,708)		(3,237,453)

Net assets			2,661,462		4,309,600

Capital and reserves
Called up share capital	15		9,009		1,009,009
Share premium	16		997,881		997,881
Merger reserve	16		1,272,301		1,272,301
Other reserves	16		478,400		478,400
Profit and loss account	16		(96,129)		552,009

Shareholders’ funds	17		2,661,462		4,309,600

The notes on pages 6 to 20 form part of these financial statements.

FORMSCAPE GROUP LIMITED

CONSOLIDATED CASH FLOW STATEMENT

YEAR ENDED 30 APRIL

		2006		2005
	Note	£	£	£	£
Cash flow from operating activities	18a		(372,845)		941,137
Returns on investments and servicing of finance
Interest received		11,169		32,663
Interest paid		(27,027)		(57,043)
Interest element of finance leases		(16,484)		(17,892)

Net cash flow from returns on investments and servicing of finance			(32,342)		(42,272)
Taxation received			61,163		27,066
Capital expenditure and financial investment
Purchase of tangible fixed assets		(201,544)		(253,727)
Sale of tangible fixed assets		2,491		—

			(199,053)		(253,727)
Acquisitions and disposals
Payment to acquire investments in subsidiary undertaking		—		(1,650,000)

			—		(1,650,000)

Net cash outflow before financing			(543,077)		(977,796)
Financing
Issue of Ordinary Shares		—		64,531
Issue costs charged to reserves		—		(2,513)
Repayment of loan		(161,670)		(205,921)
New loan		200,000		319,507
Capital element of finance lease rentals		(41,412)		(53,204)

Net cash (outflow)/inflow from financing			(3,082)		122,400

Decrease in cash	18c		(546,159)		(855,396)

The notes on pages 6 to 20 form part of these financial statements.

1	Accounting Policies

(1)	Basis of Preparation

The financial statements have been prepared using the historical cost convention and in accordance with applicable accounting principles generally accepted in the United Kingdom. In preparing the financial statements the directors have continued to treat the Group as a going concern. During the year the directors took a number of measures to mitigate the level of losses being sustained by the Group. Trading in the current period indicates that these measures have to date proven successful and whilst the directors acknowledge that there can be no certainty that this will continue to be the case, at the date of approval of these financial statements they have no reason to believe that this will not be the case.

(2)	Basis of Consolidation

The consolidated financial statements incorporate those of FormScape Group Limited and all of its subsidiary undertakings at the year end. Subsidiaries are consolidated using the acquisition method. Their results are incorporated from the date that control passes. The difference between the cost of acquisition of shares in subsidiaries and the fair value of the separable net assets acquired is capitalised as set out in note 1(10) below. All subsidiary undertakings’ financial statements are made up to 30 April 2006.

(3)	Tangible Fixed Assets

Fixed assets are stated at historical cost.

Depreciation is provided on all tangible fixed assets at rates calculated to write each asset down to its estimated residual value over its expected economic life, as follows:

Leasehold improvements	Over the period of the lease
Motor vehicles	25% straight line
Fixtures, fittings and equipment	20% straight line
Computer equipment and software	33 1/3% straight line

(4)	Deferred Taxation

As required by FRS 19 ‘Deferred Tax’, full provision is made for deferred tax assets and liabilities arising from all timing differences between the recognition of gains and losses in the financial statements and recognition in the tax computation, except for those timing differences in respect of which the standard specifies that deferred tax should not be recognised. Deferred tax assets are only provided for to the extent that they are considered to be recoverable. Deferred tax balances are not discounted.

(5)	Foreign Currencies

Transactions denominated in foreign currencies are translated into sterling and recorded at the rate of exchange ruling at the date of the transaction.

Balances denominated in a foreign currency are translated into sterling at the exchange rate ruling on the balance sheet date. Exchange differences are dealt with in the profit and loss account. Results of overseas subsidiaries are translated at the average rate during the year. Exchange differences arising are dealt with through reserves.

(6)	Hire Purchase Agreement and Finance Lease Obligations

Where assets are financed by leasing agreements that give rights approximating to ownership (‘finance leases’), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor.

Lease payments are treated as consisting of capital and interest elements, and the interest is charged to the profit and loss account in proportion to the remaining balance outstanding.

All other leases are ‘operating leases’ and the annual rentals are charged to profit and loss on a straight line over the lease term.

(7)	Turnover

Turnover represents the amount, net of value added tax, of software licences and services provided to customers in the period. In addition, a number of other criteria must be met before revenue can be recognised in the period; there must be evidence of an arrangement, fees must be fixed and determinable and collection must be deemed probable. Any income that is invoiced or received in the period but which relates to software and services to be delivered in future periods is deferred and is released to the Profit and Loss Account as delivery occurs. Revenues in respect of annual maintenance contracts are recognised within Turnover over the period to which they relate. From time to time, the Group may enter into contracts with multiple elements that require separate accounting and in such situations revenue is attributed to each element based on vendor specific objective evidence of fair value. All revenues not recognised or released to the Profit and Loss Account in the period are held on the Balance Sheet within deferred income at the period end.

(8)	Pension Contributions

The Group makes pension contributions to the personal pension plans of certain of its employees. Pension contributions are charged to the profit and loss account in the period in which they fall due.

(9)	Research and Development Costs

Research and development costs are included within other operating expenses and are expensed in the period incurred.

(10)	Goodwill Arising on Consolidation

The Board distinguishes between goodwill arising on acquisitions that has a useful economic life of 20 years or less and that which has a useful economic life longer than 20 years or which is indefinite. Goodwill that has a useful economic life of 20 years or less is amortised systematically over the assets estimated useful life. Goodwill that is estimated to have a useful life which exceeds 20 years or which is indefinite is not amortised.

In instances where goodwill is not amortised, impairment reviews are conducted at the end of each reporting period to ensure that this treatment remains appropriate. These impairment reviews compare the carrying value of the asset with the higher of net realisable value and value in use.

The Board believes that the goodwill arising on the acquisition of the entire share capital of AFP Holdings Ltd on 1 September 2003 comprises the core technology, customer base and brands of the acquired business. The Board believe these elements to be inextricably linked and that as such, none of them qualify as separable net assets requiring separate accounting. Based on its review of trading over the entire period since the acquisition and on its analysis of the goodwill when taken as a whole, the Board believes that it has an indefinite life and they are satisfied that it is sufficiently durable to justify this treatment. The Board are also satisfied that the group maintains sufficient management information to ensure that the goodwill is capable of continued measurement. Based on a range of valuations of the business that have been received from independent third parties the directors believe that the value of the goodwill has remained in excess of its book cost during the period and consequently no impairment in carrying value has been recorded. The non- amortisation of the goodwill is a departure from company legislation which, in the opinion of the Board, is necessary to show a true and fair view of the accounts for the period.

(11)	Financial Instruments

The Group has adopted those parts of FRS25, Financial Instruments: - Disclosure and Presentation that apply to it in these financial statements. The Group has taken advantage of the exemption available in the standard and has not restated the comparative figures.

2	Turnover

The Group’s turnover was all derived from its principal activity. Sales were made in the following geographical markets:

	2006 £	2005 £
United Kingdom	2,894,334	3,998,170
USA	4,990,282	6,164,263
Europe	2,082,000	2,473,337
Other	629,409	443,554

	10,596,025	13,079,324

3	Analysis of Expenditure

	2006 £	2005 £
Cost of sales	642,351	699,517

Net operating expenses:
Distribution	933,790	802,964
Administration	9,359,397	10,844,585

	10,293,187	11,647,549

4	Interest Receivable and Similar Income

	2006 £	2005 £
Other interest	2,433	7,448
Bank interest	8,736	25,215

	11,169	32,663

5	Interest Payable and Similar Charges

	2006 £	2005 £
Finance leases and lease purchase contracts	16,484	17,892
Bank and other interest	27,027	57,043
Redemption premium interest on preference shares	384,383	—

	427,894	74,935

6	(Loss)/Profit on Ordinary Activities Before Taxation

(Loss)/profit on ordinary activities before taxation is stated after charging:

	2006 £	2005 £
Staff costs (Note 7)	6,800,755	7,834,652
Depreciation charged (Note 11):
- owned assets	200,103	145,005
- leased assets	45,072	65,343
(Loss)/profit on disposal of fixed asset	(260)	3,920
Operating lease rentals:
- land and buildings	417,565	471,015
- plant and machinery	24,211	36,296
Auditors’ remuneration:
- audit	58,839	53,404
- non audit	27,396	20,495

7	Employees

The average monthly number of persons (including directors) employed by the Group during the year was:

	2006 Number	2005 Number
Directors	6	7
Administration, management and sales	73	79
Development and technical support	53	48

	132	134

	2006 £	2005 £
Staff costs for the above persons:
Wages and salaries	6,033,119	6,975,795
Social security costs	641,710	713,927
Other pension costs (Note 21(a))	125,926	144,930

	6,800,755	7,834,652

8	Directors’ Remuneration

	2006 £	2005 £
Aggregate emoluments	596,065	671,096
Pension contributions	13,773	8,080

	609,838	679,176

8	Directors’ Remuneration (continued)

The emoluments of the highest paid director were as follows:-

	2006 £	2005 £
Aggregate emoluments	143,116	181,505

	143,116	181,505

The number of directors accruing benefits under a money purchase pension scheme is 5 (2005: 4).

9	Taxation

	2006 £	2005 £
(a) Analysis of the (benefit) charge for the year
Current tax:
U.K. corporation tax for the year	(81,828)	102,000
Adjustment in respect of prior year	(76,095)	(30,376)
Foreign tax	1,174	3,310

Total current tax (benefit) charge for the year	(156,749)	74,934

(b) Factors affecting tax charge for the year
(Loss)/profit before tax	(756,238)	689,986

(Loss)/profit multiplied by 30%	(226,871)	206,996

Effects of
Expenses not deductible for tax purposes	132,261	25,210
Depreciation in excess of capital allowances	(4,289)	(4,320)
Tax relief on specific provisions made against intercompany balances eliminated on consolidation	—	(141,000)
Movement in provisions	(7,325)	2,795
Prior year tax adjustment	(76,095)	(30,376)
Tax losses brought forward utilised in year	(113,354)	(25,120)
Losses in the period carried forward	138,924	40,749

Current tax ( benefit) charge for the year	(156,749)	74,934

(c)	Factors that may affect future tax charges

The Group has tax losses available to be carried forward for offset against future taxable profits of certain group companies amounting to approximately £3,645,000 (2005:£3,273,000). These tax losses will reduce the tax charge of future periods until the companies concerned achieve sufficient profits to utilise the losses. These losses give rise to a deferred tax asset of approximately £1,108,000 (2005:£982,000). There is also fixed asset timing differences of approximately £47,200 (2005:£14,600) giving rise to deferred tax liabilities of approximately £14,200 (2005: liabilities £4,400). No deferred tax assets have been recognised as there is currently insufficient certainty that the assets will be recovered.

10	Intangible Fixed Assets

Total £
Group
Goodwill arising on consolidation
Cost
Cost at 1 May 2005 and at 30 April 2006	5,709,470

Goodwill arose on the acquisition of the entire share capital of AFP Holdings Ltd on 1 September 2003. As at the Balance Sheet date the directors considered that the goodwill had an effective useful life in excess of 20 years and, as required by FRS 10 carried out an impairment review. Based on this review the Board concluded that the carrying value of goodwill was fairly stated.

11	Tangible Fixed Assets

Group	Leasehold improvements £	Fixtures, fittings and equipment £	Computer equipment £	Computer software £	Total £
Cost
At 1 May 2005	227,938	478,910	481,890	236,619	1,425,357
Exchange adjustment	521	31,454	14,398	4,116	50,489
Additions	9,675	11,301	44,836	135,732	201,544
Disposals	—	(24,600)	(44,377)	(1,223)	(70,200)

At 30 April 2006	238,134	497,065	496,747	375,244	1,607,190

Depreciation
At 1 May 2005	118,634	397,645	325,027	99,476	940,782
Exchange adjustments	58	(15,020)	9,557	43,111	37,706
Charged in year	34,443	40,604	102,493	67,635	245,175
Released on disposal	—	(22,369)	(44,377)	(1,223)	(67,969)

At 30 April 2006	153,135	400,860	392,700	208,999	1,155,694

Net book amount
At 30 April 2006	84,999	96,205	104,047	166,245	451,496

At 30 April 2005	109,304	81,265	156,863	137,143	484,575

The net book amounts of assets held under lease purchase contracts were as follows:

	2006 £	2005 £
Office equipment, furniture and fittings	33,888	32,035
Computer equipment	24,215	16,954
Software	—	632

	58,103	49,621

12	Fixed Asset Investments

The Group consists of and includes 100% of the equity (and no other share or loan capital) of the following undertakings, all of which are included in these consolidated accounts:

Subsidiary undertakings:	Country of registration/ incorporation	Class of holding	Proportion held	Nature of business
AFP Holdings Limited	England	Ordinary	100%	Development of intellectual property rights through the design and manufacture of software.

AFP Solutions Limited	England	Ordinary	100%	Dissolved on 25 October 2005

FormScape Software Limited (subsidiary of AFP Holdings Limited)	England	Ordinary	100%	Design, manufacture and distribution of computer software products and provision of related services.

FormScape GmbH (subsidiary AFP Holdings Limited)	Germany	Ordinary	100%	Design, manufacture and distribution of computer software products and provision of related services.

FormScape Inc. (subsidiary of FormScape Software Limited)	USA	Ordinary	100%	Design, manufacture and distribution of computer software products and provision of related services.

Litco Technologies Inc. (subsidiary of FormScape Software Limited)	USA	Ordinary	100%	Dormant

13	Debtors

	Group 2006 £	Group 2005 £
Due within one year:
Trade debtors	1,829,343	1,866,142
Other debtors	156,491	177,185
Prepayments and accrued income	406,653	532,309

	2,392,487	2,575,636

14	Creditors

	Group 2006 £	Group 2005 £
Amounts falling due within one year:
Bank loans	209,172	152,376
Obligations due under finance lease contracts	36,309	45,207
Trade creditors	506,480	655,160
Corporation Tax	—	102,000
Other taxation and social security costs	252,506	307,702
Accruals	773,965	705,511
Preference Shares (see note 15)	1,000,000	—

	2,778,432	1,967,956

The amounts due under finance lease contracts are secured on the assets concerned.

The loans include two three year Bank loans. One being subject to interest at a fixed rate of 8.25%, secured by a cross-guarantee with Group companies and the other secured against certain computer equipment and subject to interest at a fixed rate of 11.24%.

The preference shares are redeemable in part or in full within 14 days notice from the company up to 1 September 2013 at which time they fall due for final payment. The preference shares are subject to a premium accrued at 26% for each year or part thereof that the preference shares remain unredeemed. In 2005, the principal value of the preference shares of £1,000,000 and the accumulated premium payable of £478,400 are included within shareholders’ funds. In 2006, the principal value of the preference shares of £1,000,000 and the premium accumulated in the year of £384,383 are included within creditors, amounts falling due within one year. Only the accumulated premium payable as of 30 April 2005 of £478,400 was included within shareholders’ funds at 30 April 2006. This treatment is in accordance with FRS25 Financial Instruments: Disclosure and Presentation which applied only to accounting periods commencing on or after 1 January 2005.

The Group has accounted for the premium on the preference shares in accordance with FRS4, Capital Instruments. Included within accruals and within other reserves are £384,383 and £478,400 respectively (2005: accruals; £Nil, other reserves; £478,400) that together represent the total accrued charges and appropriations made in accordance with FRS4. The table below reconciles this amount with the sums that would be due in the event that the preference shares were redeemed in full (the “Contingent Premium”).

	Group 2006 £	Group 2005 £
Accrued premium due on redemption	862,783	478,400
Expected future accruals under FRS 4	137,593	109,200

Contingent premium due on redemption	1,000,376	587,600

In May 2006, the Group redeemed 1,499,718 preference shares and made a payment of £300,000 to the preference shareholders, comprising £149,972 in respect of the shares and £150,028 in respect of the accumulated preference thereon. A further 3,811,065 shares were redeemed on 13 October 2006 for £870,900 comprising £381,107 in respect of the shares and £489,793 in respect of the accumulated preference thereon. The remaining 4,689,217 preference shares were acquired by a third party on the same date, as part of the acquisition of the entire outstanding share capital of Formscape Group Limited (see Note 24). All bank loans outstanding at the date of the transaction were also repaid in full immediately prior to the transaction closing.

	Group 2006 £	Group 2005 £
Amounts falling due after more than one year:
Bank loans	148,665	167,131
Obligations due under finance lease contract:	37,734	70,248

	186,399	237,379

	Group 2006 £	Group 2005 £
Amounts payable in the second to fifth years:
Obligations due under lease purchase contracts.	37,734	70,248

15	Share Capital

	2006 £	2005 £
Authorised
38,000,000 ordinary shares of £0.001 each	38,000	38,000
12,000,000 ‘B’ ordinary shares of £0.001 each	12,000	12,000
23,000,000 Preference Shares of £0.10 each	2,300,000	2,300,000

	2,350,000	2,350,000

Allotted, issued and fully paid
2,441,187 ordinary shares of £0.001 each	2,442	2,442
6,567,126 ‘B’ ordinary shares of £0.001 each	6,567	6,567
10,000,000 Preference Shares of £0.10 each (see note 14)	—	1,000,000

	9,009	1,009,009

On a return of capital or liquidation the preference shares rank ahead of the ordinary shares and would be entitled to a sum equal to the subscription price plus any accrued redemption premium only.

The ordinary shares and the ‘B’ ordinary shares rank pari passu in all respects except that on a return of capital or liquidation the ‘B’ ordinary shares rank ahead of the ordinary shares.

The terms of the preference shares are set out in note 14.

15	Share Capital (continued)

Share options granted during the year and held at 30 April 2006 were as follows:-

EMI Date of grant	Options held at 30 April 2005	Options granted during the year	Options exercised During the year	Options lapsed During the year	Options held at 30 April 2006	Exercise price	Period from which exercisable
1 September 2003	1,081,597	—	—	16,159	1,065,438	£0.26	2 Sept 03 –1 Sept 13
15 September 2003	384,615	—	—	—	384,615	£0.26	16 Sept 03 –15 Sept 13
25 September 2003	284,969	—	—	24,200	260,769	£0.43	26 Sept 03 –25 Sept 13
30 April 2004	154,500	—	—	23,000	131,500	£0.43	1 May 05 - 30 Apr 14
1 July 2004	120,000	—	—	—	120,000	£0.43	2 Jul 05 – 1 Jul 15
15 July 2004	120,000	—	—	16,250	103,750	£0.43	16 Jul 05 – 15 Jul 15
31 October 2004	21,500	—	—	10,000	11,500	£0.43	1 Nov 05 –31 Oct 15
15 April 2005	67,941	—	—	33,974	33,967	£0.43	15 Apr 05 – 14 Apr 15
10 June 2005	—	23,250	—	15,000	8,250	£0.43	11 Jun 06 – 10 Jun 16
20 July 2005	—	44,750	—	—	44,750	£0.45	21 Jul 06 – 20 Jul 17

	2,235,122	68,000	—	138,583	2,164,539

NON-EMI Date of grant	Options held at 30 April 2005	Options granted during the year	Options exercised During the year	Options lapsed During the year	Options held at 30 April 2006	Exercise price	Period from which exercisable
1 September 2003	135,294	—	—	—	135,294	£0.26	2 Sept 03 – 1 Sept 13
15 September 2003	122,949	—	—	—	122,949	£0.26	16 Sept 03 –15 Sept 13
25 September 2003	249,066	—	—	165,627	83,439	£0.43	26 Sept 03 –25 Sept 13
30 September 2003	150,000	—	—	150,000	—	£0.43	1 Oct 04 – 30 Sept 14
30 September 2003	150,000	—	—	150,000	—	£0.26	1 Oct 04 – 30 Sept 13
1 March 2004	67,272	—	—	—	67,272	£0.43	1 Mar 05 – 28 Feb 14
1 March 2004	67,272	—	—	—	67,272	£1.09	1 Mar 05 – 28 Feb 14
30 April 2004	95,198	—	—	33,750	61,448	£0.43	1 May 05 – 30 Apr 14
15 July 2004	14,250	—	—	—	14,250	£0.43	16 Jul 05 – 15 Jul 14
31 October 2004	112,500	—	—	5,000	107,500	£0.43	1 Nov 05 –31 Oct 14
10 June 2005	—	18,750	—	—	18,750	£0.43	11 Jun 06 –10 Jun 16
20 July 2005	—	154,774	—	12,750	142,024	£0.45	21 Jul 06 – 20 Jul 16

	1,163,801	173,524	—	517,127	820,198

16	Reserves

	Merger Reserve £	Other Reserves £	Share premium account £	Profit and loss account £
Group

At 1 May 2005	1,272,301	478,400	997,881	552,009
Loss for the year	—	—	—	(599,489)
Translation difference arising from translation of foreign subsidiaries	—	—	—	(48,649)

At 30 April 2006	1,272,301	478,400	997,881	(96,129)

17	Reconciliation of Movement in Shareholders’ Funds

	2006 £	2005 £
Group
At 1 May 2005	4,309,600	3,682,104
(Loss)/profit for the year	(599,489)	309,985
Other recognised (losses)/profits relating to the year	(48,649)	9,800
Merger reserve movements	—	(52,320)
Net share capital forfeited	—	(64)
Share premium	—	55,028
Redemption Premium on Preference shares	—	305,067
Preference Shares reclassified as Current Liabilities	(1,000,000)	—

At 30 April 2006	2,661,462	4,309,600

Equity funds	2,183,062	2,831,200
Non-equity funds	478,400	1,478,400

	2,661,462	4,309,600

18	Notes to the Cash Flow Statement

a)	Reconciliation of Operating Profit to Net Cash Flow from Operating Activities

	2006 £	2005 £
Operating (loss)/profit	(339,513)	732,258
Depreciation	245,175	210,348
(Loss)/profit on sale of fixed assets	(260)	3,920
Decrease in stocks	—	27,727
Decrease in debtors	33,148	928,373
Decrease in creditors	(243,551)	(984,762)
Exchange difference	(67,844)	23,273

Net cash flow from operating activities	(372,845)	941,137

18	Notes to the Cash Flow Statement (continued)

b)	Reconciliation of Net Cash Flow to Movement in Net Funds

	2006 £	2005 £
Decrease in cash in the period	(546,159)	(855,396)
Cash flow from the change in debt and lease financing	3,082	(60,382)

Movement in net funds in the period	(543,077)	(915,778)
New finance leases	—	(70,401)

Movement in net debt in the year	(543,077)	(986,179)
Net debt at 1 May 2005	547,745	1,533,924

Net debt at 30 April 2006	4,668	547,745

c)	Analysis of Net Funds

	30 April 2005 £	Cash flows £	30 April 2006 £
Cash at bank and in hand	982,707	(546,159)	436,548
Loans due within one year	(152,376)	(56,796)	(209,172)
Loans due after one year (note 14)	(167,131)	18,466	(148,665)
Finance leases (note 14)	(115,455)	41,412	(74,043)

	547,745	(543,077)	4,668

19	Related Party Transactions

Pursuant to the terms of a Subscription Agreement dated 1 September 2003, MTI4 Limited Partnership and MTI4 ‘B’ Limited Partnership (together “MTI4”) acquired a beneficial interest in the shares in the company. The interest of MTI4 is managed by MTI Partners Limited (“MTIP”) which also supplies technical and management services for which a fee is paid by the company. J R Polden is a director of MTIP. During the year fees of £48,250 (2005:£39,000) were payable to MTIP and transaction costs of £2,246 (2005:£8,700) were recharged to the company by MTI4. Included in creditors are amounts totalling £43,793 (2005:£30,550) owed to MTIP.

20	Commitments under Operating Leases

	2006		2005
	Land and buildings £	Other £	Land and buildings £	Other £
The Group had annual commitments under non-cancellable operating leases which expire as follows:
Expiring within one year	1,747	5,223	77,034	7,920
Expiring between two and five years	397,734	10,641	281,031	12,643
Expiring after five years	—	—	89,952	—

	399,481	15,864	448,017	20,563

21	Other Commitments

a)	Pension commitments

The Group makes contributions to certain employees’ personal pension plans. The pension costs include an accrual payable by the group and amounted to £7,305 (2005:£10,209).

b)	Management consultancy

The Group has an agreement with MTI Partners Limited to supply management consultancy services to the Group for a fee of not less than £6,000 per quarter, increased by the increase in general index of retail items each quarter.

22	Guarantees

The Group is a party to a cross guarantee in respect of its banking arrangements. At the balance sheet date the indebtedness of the Group’s subsidiary undertakings was covered by cash balances held by those companies.

23	Controlling party

The directors do not believe that any one party had control of FormScape Group Limited.

24	Post Balance Sheet Event

On 13 October 2006, the entire share capital of Formscape Group Limited was sold to Bottomline Technologies Limited for $22 million, comprising $17 million in cash and $5 million in Bottomline Technologies (de) Inc. common stock. Bottomline Technologies Limited is a wholly owned subsidiary of Bottomline Technologies (de) Inc., a NASDAQ listed company.

25	Summary of the differences between accounting principles generally accepted in the United Kingdom and the United States of America

The consolidated financial statements of FormScape Group Limited are prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”). Such principles differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reconciliation between (loss)/ profit and shareholders’ funds determined under U.K. GAAP and U.S. GAAP:

Redeemable preference shares

Under U.K. GAAP, the principal value of the redeemable preference shares and the accumulated premium payable were included in shareholders’ funds at 30 April, 2005. The related annual premium was charged to the profit and loss account as an appropriation of after tax profits in 2005.

In 2006, only the accumulated premium payable as of 30 April 2005 was included within shareholders’ funds at 30 April 2006 and the related annual premium was treated as interest payable in the profit and loss account in accordance with FRS25, Financial Instruments: Disclosure and Presentation. This standard applied only to accounting periods commencing on or after 1 January 2005.

Under U.S. GAAP, the principal value of the redeemable preference shares and the accumulated premium payable would have been classified as liabilities and the annual premium on the shares would have been charged to the profit and loss account as interest expense for each of the years presented.

25	Summary of the differences between accounting principles generally accepted in the United Kingdom and the United States of America (continued)

A reconciliation between (loss)/ profit and shareholders’ funds determined under U.K. GAAP and U.S. GAAP relating to the above item is as follows:

	Group 2006 £	Group 2005 £
(Loss)/profit after tax for the financial year under U.K. GAAP	(599,489)	615,052
Redemption premium charged in year	—	(305,067)

(Loss)/ profit after tax in accordance with U.S. GAAP	(599,489)	309,985

	Group 2006 £	Group 2005 £
Shareholders’ funds reported under U.K .GAAP	2,661,462	4,309,600
Principal value of redeemable preference shares and accrued redemption premium payable	(478,400)	(1,478,400)

Shareholders’ funds in accordance with U.S. GAAP	2,183,062	2,831,200

Presentational differences:

Balance Sheet presentation

Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity. Under U.S. GAAP, assets are presented in descending order of liquidity.

Comprehensive loss

The comprehensive loss under U.S. GAAP is the same as total recognised gains and losses under U.K. GAAP for all periods presented.

Consolidated Statement of Cash Flows

The consolidated cash flow statements presented under U.K. GAAP have been prepared in accordance with FRS 1 (revised), “Cash Flow Statements”. There are certain differences from U.K. GAAP to U.S. GAAP with regard to the classification of items within the cash flow statements and with regard to the definition of cash and cash equivalents.

In accordance with FRS 1 (revised), cash flows are prepared separately for operating activities, returns on investments and service of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. U.S. GAAP, however, requires only three categories of cash flow activity to be reported. Under SFAS No. 95, “Statement of Cash Flows”, cash flows are classified under operating activities, investing activities and financing activities.

Under FRS 1 (revised), cash is defined as cash on hand and deposits repayable on demand, less overdrafts repayable on demand. Under SFAS No. 95, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. Cash and cash equivalents do not include bank overdrafts.

25	Summary of the differences between accounting principles generally accepted in the United Kingdom and the United States of America (continued)

Set out below, for an illustrative purpose only, is a summary consolidated statement of cashflow under U.S. GAAP.

	2006 £	2005 £
Cash flow from operating activities	(344,024)	925,931
Cash flow from investing activities	(199,053)	(1,903,727)
Cash flow from financing activities	(3,082)	122,400

Net decrease in cash and cash equivalents	(546,159)	(855,396)

Additional U.S. GAAP disclosures:

Accounting for stock-based compensation

As discussed in note 15, the Group granted share options to employees and directors. Under U.S. GAAP, the Group would have accounted for its stock-based compensation in accordance with APB opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. SFAS No. 123, Accounting for Stock-Based Compensation, established the fair value based method of accounting for stock-based compensation. Under SFAS 123, the Company would have adopted the disclosure-only requirements, which requires disclosure of the pro-forma effects on earnings as if SFAS 123 had been adopted for recognition purposes. The options were granted at exercise prices equal to the estimated market value of the underlying common stock on the dates of grant. Accordingly, the Group did not recognize an expense under U.K. GAAP and would not have recorded an expense under U.S. GAAP. In addition, the Group has estimated that the fair value of the options granted and the proforma effect of the related expense would not be material.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123R, Share-Based Payment, which addresses the accounting for share-based awards to employees, including employee-stock-purchase-plans (ESPPs). SFAS 123R requires all entities to recognise the fair value of stock options and other stock-based compensation to employees. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25 and generally requires instead, that such transactions be accounted for using a fair-value- based method. The requirements in SFAS 123R became effective for public companies as of the beginning of their next fiscal year after June 30, 2005 and for non-public companies as of the beginning of their next fiscal year beginning after December 15, 2005.

Amortisation of Goodwill

For financial reporting under U.K. GAAP, the Group has adopted a policy of non amortisation in respect of goodwill that is estimated to have a useful economic life which exceeds 20 years or which is indefinite. This is a permitted departure from company legislation in the U.K. which, in the opinion of the Board, is necessary to show a true and fair view of the accounts. Under U.S. GAAP, goodwill would not be amortised and would be subject to annual impairment review. As a consequence of this, no differences arise in respect of the treatment of goodwill in the financial statements under U.K. GAAP and U.S. GAAP in any of the years presented.

Contingencies

The Group is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, such matters will not materially effect the financial position of the Group.